EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-68354, 333-27827, and 333-62653 each on Form S-8, of Industrial Holdings, Inc., of our report dated June 12, 2000 appearing in this Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP

Houston, Texas
June 12, 2000

                                      EX-5